UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LTIP

On March 9, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of YRC Worldwide Inc. (the “Company”) approved awards under the YRC Worldwide Inc. Long-Term Incentive Plan (“LTIP”). The Committee, at management’s request, exercised its discretion to reduce the cash portion of the awards approved for the 2004-2006 performance cycle due to the Company’s performance versus financial goals. This reduction was applicable to awards to all NEOs (as defined below), as well as other LTIP participants. Had this reduction not been made, NEOs would have received awards equal to 137% of their respective target percentage; however, after applying the reduction, NEOs received awards equal to 75% of their respective target percentage. As a result, the following officers (each an “NEO”) received the following cash payments: William D. Zollars (Chairman of the Board, President and Chief Executive Officer), $297,793; Donald G. Barger, Jr. (Executive Vice President and Chief Financial Officer), $52,114; James D. Staley (President, YRC Regional Transportation), $92,502; James L. Welch (President and Chief Executive Officer, Yellow Transportation) (retired in January 2007), $70,465; and Michael J. Smid (President of YRC National Transportation), $59,258.

In addition, the Committee amended the LTIP to reflect, among other changes, the items summarized below. Under the LTIP, payments are made to executives depending upon the Company attaining certain financial performance objectives during a three-year performance cycle, as compared to companies in the S&P MidCap 400 Index. Unless otherwise indicated, all amendments are effective beginning with the grants for the 2005 – 2007 performance cycle.

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The Committee changed the performance measures and weighting of those measures to 60% based upon return on committed capital (“ROC”) and 40% based upon net operating profit after tax (“NOPAT”) growth from the prior weighting of 70% ROC and 30% NOPAT growth as compared to the performance of companies in the S&P MidCap 400 Index.

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If the Company performs at or above the 25th percentile, the executive will now receive awards at 25% of the executive’s LTIP target rather than at 50% of the executive’s LTIP target, while 50th percentile performance will continue to generate awards at 100% of an executive’s target, 75th percentile performance will continue to generate awards at a maximum of 200% of an executive’s target, and performance below the 25th percentile will continue to generate no award.

•	The executive will receive awards 1/3 in cash and 2/3 in performance share units rather than 1/2 in cash and 1/2 in performance share units.

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For grants beginning with the 2004 – 2006 performance cycle, the Committee reduced the vesting period on all performance share unit awards to three years from the date of grant, with no holding restrictions at the end of that three-year period. The previous vesting period for grants included a three year vesting period on 50% of the units and a six year holding period from the date of grant on those units, and a six year vesting on the remaining 50% of the units, with no additional holding period. In addition, holding period restrictions on performance share units that the Company granted for the 2003 – 2005 performance cycle and before will terminate effective January 1, 2008, the date such restrictions could cease pursuant to the transitional rules under Section 409A of the Internal Revenue Code. Vesting will continue to accelerate with respect to the performance share units upon retirement, death, disability or a change in control of the Company.

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The Committee changed the weighting of the comparative performance for the awards from equal annual weighting over the three-year performance cycle to 25% weighting for each of the first two years of the cycle and 50% weighting for the final year of the three-year cycle.

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The Committee may award restricted stock in lieu of cash that an executive receives under the LTIP and the Company’s Annual Incentive Compensation Program as necessary to bring a participant into or move the participant towards compliance with the Company’s Executive Ownership Guidelines.

The amended LTIP is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of the amended LTIP. Performance share units are granted pursuant to the Yellow Roadway Corporation 2004 Long-Term Incentive and Equity Award Plan attached hereto as Exhibit 10.2.

The Committee approved amendment of the form of YRC Worldwide Inc. Share Unit Agreement to reflect the new vesting schedule for performance share unit awards. That form is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Annual Performance-Based Incentive Bonus Program

On March 9, 2007, the Committee approved awards under the Company’s annual performance-based incentive bonus program for 2006. The Committee, at management’s request, reduced the annual incentive payouts from actual to 15% of the target incentive bonus. Had the reduction not been made, the actual payouts would have been below target but greater than the 15% level. As a result, the NEOs received the following cash payments: Mr. Zollars, $187,500; Mr. Barger, $36,094; Mr. Staley, $79,875; Mr. Welch, $39,043; and Mr. Smid $37,249.

In addition, the Committee set the criteria for determining payouts under the annual performance-based incentive bonus program to the NEOs (other than Mr. Welch, who retired in January 2007) for 2007. Like previous years, payouts will be dependent largely on the satisfaction of performance objectives tied to the operating income and NOPAT for the Company and the achievement of personal objectives and business unit objectives for the business unit to which the executive is assigned. The Committee has set the following percentage of target incentive bonus payouts upon achievement of the stated objectives in 2007:

Threshold	85% Plan Goal	Target	Maximum

75% of Financial Plan Goal	85% of Financial Plan Goal	100% of Financial Plan Goal	130% of Financial Plan Goal

10% of Target Incentive Bonus	30% of Target Incentive Bonus	100% of Target Incentive Bonus	200% of Target Incentive Bonus

Actual achievement of objectives between threshold and 85% of the financial plan goal, between 85% of the financial plan goal and target and between target and maximum would provide executives with payouts that are proportionately between the percentage of target incentive bonus for each of those objectives.

Executive Severance Agreements

On March 9, 2007, the Company, upon the Committee’s approval, entered into a revised Executive Severance Agreement with each of Mr. Zollars, Mr. Barger, Mr. Staley and Mr. Smid. Each Executive Severance Agreement, which provides for certain payments to the officers upon a change of control (as defined in the agreement) and upon termination of employment after a change of control, supersedes and replaces the prior Executive Severance Agreement between the officer and the Company.

The prior Executive Severance Agreements were modified, among other things, to address the timing of payments as a result of recent IRS regulations and guidance issued under Section 409A of the Internal Revenue Code and to provide that cash and equity awards under the LTIP that are paid out upon a change of control, will be based on the greater of (1) estimated actual performance for each period as the Committee (as it exits prior to the change of control) determines, and (2) target performance. The prior Executive Severance Agreements assumed target performance for purposes of determining payment under the LTIP.

The form of Executive Severance Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of such form of Executive Severance Agreement.

Indemnification Agreements

On March 9, 2007, the Company, upon approval by the Committee, entered into an indemnification agreement with each of Mr. Zollars, Mr. Barger, Mr. Staley, Mr. Smid and each of the Company’s directors to supplement the indemnity to which the officers and directors are entitled pursuant the Company’s Bylaws and Delaware General Corporation Law. Among other things, the indemnification agreements:

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Require the Company to indemnify the officers and directors to the fullest extent authorized or permitted by the Delaware General Corporation Law for liabilities arising out of the officer’s or director’s service to the Company or another entity at the request of the Company.

•	Provide for the advancement by the Company of expenses reasonably incurred by the officers and directors in the investigation, defense, prosecution of or other involvement in any proceeding.

•	Contain a procedure for determining an officer’s and director’s entitlement to indemnification and enforcement remedies for the officers and directors.

•	Require the Company to cover the officers and directors under any policy providing directors’ and officers’ liability insurance maintained by the Company.

The form of Indemnification Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of such form of Indemnification Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	YRC Worldwide Inc. Long-Term Incentive Plan

10.2	Yellow Roadway Corporation 2004 Long-Term Incentive and Equity Award Plan

10.3	Form of YRC Worldwide Inc. Share Unit Agreement

10.4	Form of Executive Severance Agreement

10.5	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: March 15, 2007	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	YRC Worldwide Inc. Long-Term Incentive Plan

10.2	Yellow Roadway Corporation 2004 Long-Term Incentive and Equity Award Plan

10.3	Form of YRC Worldwide Inc. Share Unit Agreement

10.4	Form of Executive Severance Agreement

10.5	Form of Indemnification Agreement